Exhibit 99.1
                                  June 2, 2005




VIA FACSIMILE
-------------

Mr. Timothy O'Shea
Chief Executive Officer
Fresh Choice, Inc.
485 Cochrane Circle
Morgan Hill, CA  95037

The Official Committee of Unsecured
Creditors of Fresh Choice, Inc.
c/o Victor A. Sahn, Esq.
SulmeyerKupetz
333 S. Hope Street, 35th Floor
Los Angeles, CA  90071-1406
Facsimile: (213) 629-4520

Mr. Ronald M. Tucker
Mr. Mark Speiser
Ms. Kate Carson
Mr. Kenneth Heimlich
c/o Victor A. Sahn, Esq.
SulmeyerKupetz
333 South Hope Street, 35th Floor
Los Angeles CA 90071-1406

         Re:     Fresh Choice, Inc. (the "Company"): Revised
                 Letter of Intent to Sponsor Plan of Reorganization

Dear Mr. O'Shea and Members of the Committee:

     This letter agreement (the "Letter Agreement") sets forth the terms and conditions upon which Crescent Real Estate Equities Limited Partnership ("Crescent") and Cedarlane Natural Foods, Inc. ("Cedarlane") will sponsor the recapitalization of the Company pursuant to a plan of reorganization (the

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 2


"Plan"). If the terms and conditions of this Letter Agreement are acceptable to you, please sign where indicated. The Plan, the confirmation order and the other documentation evidencing the Plan (and any amendments or modifications thereto) shall reflect and be consistent with the terms and conditions outlined in this Letter Agreement and shall be subject to the prior approval of the parties hereto. This Letter Agreement is intended to be a binding agreement of the parties, although it is understood that the Company's obligations hereunder will be subject to Bankruptcy Court approval of the Plan.

     As you know, Crescent is the holder of 100% of the Company's Class B Preferred Stock. Cedarlane is a leading producer of gourmet and organic food preparation and commissary operations with a specific focus on food of the same type and style served at Fresh Choice restaurants. Cedarlane's operations and product lines offer substantial cost savings and expansion opportunities for Fresh Choice. Crescent and Cedarlane ("Crescent/Cedarlane") have agreed to jointly acquire the Company. Crescent/Cedarlane creates a financially and operationally sound strategic combination that will reduce costs, improve Company operations and enable substantial growth.

1. Crescent/Cedarlane will acquire 100% of the new equity interests in the Company pursuant to the Plan which will be filed by Crescent/Cedarlane, the Company and the Official Committee of Unsecured Creditors (the "Committee"). Crescent/Cedarlane will contribute adequate cash to make the payments required to be made under the Plan. Crescent/Cedarlane agree to use best efforts to establish adequate assurance and feasibility in connection with the disclosure statement and confirmation hearing on the Plan. The Plan will contain the following key terms and conditions:

     a)   General Unsecured Claims
          ------------------------

          Crescent/Cedarlane will make available cash in the amount of $8,000,000 (the "Unsecured Creditor Contribution") and such funds will

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 3


          be segregated for the benefit of holders of allowed general unsecured claims which we estimate to be between $8,000,000 and $8,400,000. The timing of payment of the Unsecured Creditor Contribution shall be as follows : either (i) Crescent/Cedarlane shall pay the Unsecured Creditor Contribution in cash on the effective date of the Plan; or
          (ii) Crescent/Cedarlane shall pay $1.5 million in cash on the effective date of the Plan and the balance 60 days after the effective date of the Plan, which obligation shall be secured by a letter of credit from a financial institution reasonably acceptable to the Committee. Holders of allowed general unsecured claims shall receive, as soon as practicable after the effective date, their pro rata share of the Unsecured Creditor Contribution. The timing of the actual distribution to the holders of allowed general unsecured claims would depend on the claims resolution process but distributions could be made as soon as adequate reserves can be maintained for unresolved claims. In the event any executory contracts or unexpired leases are rejected after the date of this Letter Agreement (and after consultation with Crescent/Cedarlane) and this results in additional allowed general unsecured claims on account of such rejections ("New Rejection Claims"), the amount of the cash contribution made under this paragraph shall be increased by a payment equal to the same percentage of allowed New Rejection Claims as the percentage the Unsecured Creditor Contribution is to allowed general unsecured claims. Control of the process of adjudicating unresolved claims (other than New Rejection Claims) will be vested with a post-confirmation committee of unsecured creditors appointed pursuant to the Plan. All fees and expenses and other costs incurred after the

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 4


          execution of this Letter Agreement to analyze, resolve and/or adjudicate the claims will be paid from the proceeds of the Unsecured Creditor Contribution. The Unsecured Creditor Contribution will not be reduced as a result of a reduction in the amount of Allowed Claims, or increased as a result of an increase in the Amount of Allowed Claims, except in the case of New Rejection Claims as set forth above. For the avoidance of doubt, other than an upward adjustment for New Rejection Claims, there shall be no event or circumstance that shall result in an adjustment to the Unsecured Creditor Contribution. The reorganized Company shall retain the sole right to object to or otherwise resolve the New Rejection Claims and shall bear all of the fees and expenses related thereto.

     b)   Secured Claims and Other Liabilities
          ------------------------------------

          The Plan shall provide for the payment, in full, of the outstanding revolving credit facility in favor of Mid-Peninsula Bank (the "Bank"), either in cash on the effective date or on terms acceptable to Crescent/Cedarlane and the Bank, provided that such terms do not alter the treatment of the general unsecured creditors described herein, or shall reinstate such facility and provide that it shall be paid in accordance with the terms of the loan documents.

          To the extent not previously paid, the Plan shall provide for full payment, on the effective date of the Plan (to the extent not previously paid) of the term note relating to the Company's Texas real estate, or shall reinstate such note and provide that it shall be paid in accordance with its terms.

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 5


          The Plan shall provide for the assumption or replacement of the obligations underlying the letters of credit supporting the Company's workers' compensation obligations, or shall reinstate such letters of credit and provide that it shall be paid in accordance with its terms; provided, however, that the Company will cooperate with Crescent/Cedarlane in reducing these obligations through the claims objection process or the Plan.

          The Plan shall address the resolution of the Company's deferred compensation plans and the satisfaction of the Company's obligations under the court-approved Key Employee Retention Plan.

          The Plan shall provide for the assumption by the reorganized debtor of the Fairfield note in the approximate amount of $111,000, equipment leases in the approximate amount of $570,000 and working capital net liabilities in an amount up to $4,250,000 and projected to be $3,358,000. It is understood that there shall be no adjustment to the Unsecured Creditor Contribution in the event these liabilities are higher than projected. The calculation of $4,250,000 of working capital net liabilities shall not include any substantial contribution payments made to Alvarez and Marsal or Pillsbury Winthrop Shaw Pittman pursuant to Section 3(c) herein.

     c)   Administrative and Priority Claims
          ----------------------------------

          The Plan will provide for the payment of administrative claims, including reclamation claims, and priority claims on the effective date or as soon as they are allowed, except that, at the election of Crescent/Cedarlane, claims of the kind specified in Section 1129(a)(9) of the Bankruptcy Code will be paid in accordance with the provisions thereof.

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 6


     d)   Equity Interests
          ----------------

          On the effective date, the existing common stock equity interests in the Company will be extinguished. On the effective date, the existing preferred stock equity interests in the Company will be extinguished, except for Crescent's preferred stock interests, which will be reinstated and unimpaired except to the extent Crescent agrees in writing otherwise. All warrants, options and other rights and interests will be extinguished. New equity interests will be issued to Crescent/Cedarlane on terms and conditions as they deem appropriate. Upon confirmation, the sole equity interests in the Company shall be Crescent's preferred stock and the interests issued to Crescent and Cedarlane under the Plan.

     e)   Executory Contracts
          -------------------

          Crescent/Cedarlane shall have until 10 days prior to confirmation of the Plan to designate any executory contracts or leases that they intend to reject.

     f)   Break-Up Fee
          ------------

          If despite execution of this Letter Agreement Crescent/Cedarlane is not the successful bidder for or acquirer of the Company because a bid or bids higher and better than Crescent/Cedarlane's is approved by the Bankruptcy Court, then Crescent/Cedarlane shall be entitled to a break-up fee in the amount of two hundred fifty thousand and 00/00 dollars ($250,000) (the "Break-Up Fee"). The Break-Up Fee shall be payable (i) on the effective date of a competing plan, if the overbid

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 7


          takes the form of a plan of reorganization, or (ii) on closing if the overbid takes the form of a sale of assets. The Break-Up Fee shall be entitled to administrative priority pursuant to Sections 503 and 507 of the Bankruptcy Code, subject to Bankruptcy Court approval. Crescent/Cedarlane shall not be entitled to the Break-Up Fee if the Company terminates this Letter Agreement due to a breach of this Letter Agreement by Crescent/Cedarlane. The Company shall file an emergency motion with the Court to seek approval of the Break-up Fee within 5 business days of the execution of this Letter Agreement and use its best efforts to obtain such approval within 10 business days thereafter.

     g)   Other Key Plan Terms
          --------------------

          Pursuant to the Plan, 100% of the Company's rights, interests, assets and property shall re-vest in the reorganized debtor on the effective date.

          The Plan shall contain such other terms as are customary for a transaction of this size and complexity and are reasonably acceptable to Crescent/Cedarlane, provided that such terms do not alter the treatment of the creditors, as described herein.

2. Committee Co-Proponent of the Plan:
   ----------------------------------

The Committee shall be a co-proponent of the Plan and shall formally agree to support the Plan and shall recommend to the unsecured creditors class (or classes, if more than one) that each member should vote in favor of the Plan.

3. Operations Prior to Confirmation:
   --------------------------------

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 8


     a) Attached hereto as Exhibit A is a fee and expense budget for all professionals for the period June 1, 2005 through August 31, 2005, that has been agreed to by Crescent/Cedarlane, the Company and the Committee. Each professional firm employed in the case has acknowledged the budget and shall agree to use their best efforts to comply with the budget. In addition, each professional firm employed in the case shall agree that it will advise the Company and Crescent/Cedarlane as soon as practicable if they believe that they will exceed the budget. In connection with the budget, the parties agree that in the event confirmation of the Plan is delayed beyond August, 2005, they will work in good faith to agree to a further budget as necessary. Exhibit B hereto sets forth the total accrued and unpaid professional fees and expenses as of the date of this Letter Agreement, based on information provided to the Company by the professionals employed in this case.

     b) Crescent/Cedarlane, the Company and the Committee shall agree that the Plan and disclosure statement shall be filed no later than 14 business days after signing of this Letter Agreement and that the parties shall use best efforts to obtain confirmation of the Plan by no later than 90 days thereafter.

     c) Upon execution of this Letter Agreement and until confirmation of the Plan, the Company shall cooperate with a designated advisor to each of Cedarlane and Crescent (the "Advisors") and shall consult with the Advisors on all material business issues and shall provide Crescent/Cedarlane (including any prospective lenders who sign a confidentiality agreement) access to the Company's premises and books and records and all other financial, business and related information.

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 9


          The Company shall be primarily responsible for preparation of the Plan and the accompanying disclosure statement which shall be reviewed and approved by the Committee and Crescent/Cedarlane. Representatives of Alvarez and Marsal shall be actively involved in the preparation of the Plan and the Plan confirmation process. Crescent/Cedarlane shall be primarily responsible for preparing the corporate documents related to implementation of the Plan and any tax analysis in connection with the Plan. All parties shall work towards the efficient, speedy, and cost-effective confirmation of the Plan. Neither the Company nor the Committee shall object to an application by Crescent for a reasonable substantial contribution administrative claim against the estate for the fees and expenses of Alvarez and Marsal or Pillsbury Winthrop Shaw Pittman for the service provided pursuant to this paragraph.

     d) For the benefit of all parties involved, Crescent/Cedarlane desires to help Fresh Choice improve operations and increase its profitability during the Company's strongest sales season. Upon execution of this Letter Agreement, Crescent/Cedarlane will meet with Fresh Choice's management to jointly develop an operating structure that is designed to immediately seek cost savings and operational benefits that Crescent/Cedarlane can provide. Management will be key in identifying, and ultimately executing, any identified immediate and future opportunities to increase profitability by means of Crescent/Cedarlane's strategic resources. Crescent/Cedarlane would like to begin by working with Tim O'Shea, David Pertl and the Company's buying team on the evaluation, planning and, if the Company deems appropriate, the implementation of a jointly agreed strategy

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 10


          within an abbreviated timeline. The Company's management and personnel will cooperate with Crescent/Cedarlane and will provide Crescent/Cedarlane access to the Company's facilities, books and records, to help evaluate potential operational changes to improve profitability. These changes may include, but are not limited to the implementation of a commissary, rejection of store leases, remodeling of stores, replacement of vendors, and modification of the Company's menu, marketing strategy and consumer prices. It is understood, however, that although the Company will consider Crescent/Cedarlane's recommendations, until the effective date of a plan, all operational decisions will be made by present management in the exercise of its business judgment, taking into account the reasonable recommendations and requests of Crescent/Cedarlane.

4. Asset and Business Preservation:
   -------------------------------

The Company shall take all prudent actions, at the Company's cost, to preserve and maintain the integrity of the Company's assets and property rights, including its books and records, pending confirmation. There shall be no material adverse change in the Company's assets, operations or financial condition prior to confirmation of the Plan. Other than the pending sales for Addison, TX and San Antonio, TX, there shall be no material sales or dispositions of the Company's assets prior to the effective date of the Plan without the express written approval of Crescent/Cedarlane. Nothing in this paragraph shall be deemed to prevent the Company from making capital expenditures consistent with its court-approved cash collateral budget which has been provided to Crescent/Cedarlane. The Company will consult with Crescent/Cedarlane prior to seeking court approval of subsequent budgets.

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 11


5. There are no financing or due diligence contingencies to Crescent/Cedarlane's obligations hereunder.

6. Representations and Warranties: The Company (and, with regard to subparagraph a), for each, as to itself, Crescent, Cedarlane, and the Committee) hereby represents, warrants and covenants as follows:

     a) This Letter Agreement is duly authorized by and binding on the Company, Committee, Crescent and Cedarlane, except that as to the Company, it is subject to Bankruptcy Court approval.

     b) The Exhibit and all financial information referenced herein is accurate and complete in all material respects.

     c) The Company's assets as of the petition date are as set forth in the schedules filed in the Company's bankruptcy case and the Company has good and marketable title to such assets. Such schedules were filed under penalty of perjury and the Company does not know of any fact which would cause them to be materially inaccurate.

     d) The order confirming the Plan shall provide that, on the effective date, all of the Company's assets and property rights shall be free and clear of all liens, claims and encumbrances.

     e) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and, subject to the impact of the Company's pending chapter 11 case, the Company has all requisite power to own, lease and operate its properties and carry on its business.

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 12


     f) Except as disclosed by the Company, there is no material action, suit, proceeding, claim, arbitration or investigation pending, or to the Company's knowledge, threatened against the Company.

     g) To the best of the Company's knowledge, the Company has no material liabilities or obligations and there is no fact that could reasonably be expected to result in such liabilities or obligations, except as disclosed by the Company.

     h) The tax returns of the Company have been timely filed, and the Company has timely paid all taxes shown on such tax returns other than as disclosed by the Company.

     i) The Company has made available to Crescent/Cedarlane all financial statements, books, and records requested by Crescent/Cedarlane, which are accurate in all material respects, and no statement or information contained in documents or exhibits furnished by the Company or its agents or representatives to Crescent/Cedarlane contains or will contain an untrue statement of material fact or omits or will omit to state a material fact necessary, when taken as a whole, in order to make the statements therein not misleading. The Company has also made available to Crescent/Cedarlane correspondence and other technical and financial information and projections requested by Crescent/Cedarlane which, to the best of the Company's knowledge, are accurate in all material respects, and, to the best of the Company's knowledge no statement or information contained therein furnished by the Company or its agents or representatives to Crescent/Cedarlane contains or will contain an untrue statement of material fact or omits or will omit to state a material fact necessary, when taken as a whole, in order to make the statements therein not misleading.

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 13


     j) Other than disclosed to Crescent/Cedarlane, to the best of the Company's knowledge, the Company is in material compliance with each law, regulation and permit to which it is subject and has filed all required material applications, notifications and other documents.

     k) To the best of the Company's knowledge, the Company is in compliance with all insurance policies to which the Company was a party as of the petition date, and such policies are currently in full force and effect.

     l) To the best of the Company's knowledge, the Company is currently, and at all times during its ownership or operation of its businesses and properties, has been, in compliance with all applicable environmental laws and regulations.

     m) To the best of the Company's knowledge, the Company has all material governmental permits, licenses and franchises required to conduct its business as now conducted.

     n) Except as disclosed by the Company, there are no material controversies pending, or to the Company's knowledge, threatened between the Company and any of its employees.

     o) The Company confirms that its negotiation of this Letter Agreement with Crescent/Cedarlane is critical to obtaining the highest and best price for the Company, and that without Crescent/Cedarlane's commitment of substantial time and expense to the process, the Company

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 14


          would have to employ a less orderly process for the sale of the Company and therefore risk attracting lower prices. The Company acknowledges that Crescent/Cedarlane would not have invested the time and incurred the expense of negotiating and documenting the transaction if it were not entitled to the Break-Up Fee as described herein.

The representation and warranties set forth above shall not survive the effective date of the Plan.

7. Conditions to Crescent/Cedarlane Obligations to Consummate the Plan:

     a) The representations and warranties are substantially true and correct in all material respects as of the effective date of the Plan.

     b) There has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has or could reasonably be expected to have, individually or in the aggregate, a "material adverse effect," including any fact, event, change, development, effect or circumstance that (1) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of the Company, (2) would materially impair or delay the ability of the Company to perform its obligations hereunder, or (3) impairs or decreases the same store "four walls cash flow", which is defined as the store level profit plus depreciation and amortization, as reported on each store's operating statement prepared consistent with historical practice, for the continuing 35 Fresh Choice and Fresh Choice Express stores, by $500,000 or more, calculated as follows: (i) the same store four walls cash flow shall be calculated for the period

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 15


          beginning June 13, 2005 through August 7, 2005 (the Company's Periods 7 and 8) and annualized by dividing the total four walls cash flow for Periods 7 and 8 by two and multiplying the quotient by 13 (the "2005 Cash Flow"), (ii) the same store four walls cash flow shall be calculated for the Company's Periods 7 and 8 in 2004 and annualized by dividing the total four walls cash flow for Periods 7 and 8 by two and multiplying the quotient by 13 (the "2004 Cash Flow"), and (iii) if the 2004 Cash Flow exceeds the 2005 Cash Flow amount by $500,000 or more, then subsection (3) shall be satisfied. In connection with the calculation of (i) and (ii) above, the parties agree that in the event confirmation of the Plan is unduly delayed, they will work in good faith to calculate 2005 Cash Flow and 2004 Cash Flow based upon extended periods of time (i.e., including periods beyond the Company's Period 8).

     c) The entry of a final, non-appealable order confirming the Plan on terms reasonably acceptable to Crescent/Cedarlane.

8. Deposit. Crescent/Cedarlane shall tender to the Company a deposit in the amount of $250,000 (the "Initial Deposit"), within two (2) Business Days of signing this Letter Agreement. Crescent/Cedarlane shall tender to the Company a second deposit also in the amount of $250,000 (the "Second Deposit"), within two
(2) Business Days of date on which the Court order approving the Break-Up Fee becomes final and non-appealable. The Initial Deposit and the Second Deposit shall be non-refundable in the event Crescent/Cedarlane breach its obligations hereunder except (i) in the event that the Company fails to satisfy the conditions set forth in this Letter Agreement, or (ii) in the event that the Company confirms a plan of reorganization with, or otherwise sells substantially all of its assets to, a party other than an entity affiliated with the Crescent/Cedarlane for any reason other than Crescent/Cedarlane's breach of this Letter Agreement or any related agreement.

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 16


9. Termination of Sales Process: Upon execution of this Letter Agreement, the Company and the Committee agree that the process to sell the Company or substantially all of its assets, or to recapitalize the Company under a plan of reorganization, shall be terminated, and neither the Company nor the Committee shall entertain, discuss or negotiate any further offers for a sale or recapitalization transaction; provided however, that the Company may entertain an offer to sell the Company or substantially all of its assets or to recapitalize the Company under a plan of reorganization only if such offer is likely to generate proceeds to the Company's existing common shareholders such that Crescent is paid in full the amounts due on account of its existing preferred shares in the Company and additional proceeds in excess of such amounts are available to the existing holders of common shares.

10. This agreement is not contingent upon entering into any arrangements with senior management, although it is the intention of Crescent/Cedarlane to do so.

11. The contact information for professional advisors is as follows:

     For Crescent:

     Thomas J. Catliota, Esq.
     Pillsbury Winthrop Shaw Pittman, LLP
     2300 N Street, NW
     Washington, DC  20037
     (202) 663-8278
     Thomas.Catliota@Pillsburylaw.com

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 17


     For Cedarlane:

     Ron Andrikian
     Charles Gilreath
     Genesis Capital Advisors, Inc.
     15760 Ventura Blvd., Ste. 1550
     Encino, CA  91436
     (818) 357-5385
     cg@meritsonline.com
     ron@meritsonline.com

12. In the event that Crescent/Cedarlane materially breach the terms of this Letter Agreement, in no event shall Crescent/Cedarlane be liable for damages in an aggregate amount greater than $1.5 million, inclusive of the Initial Deposit and the Second Deposit.

13. Counterparts; Facsimile Signatures. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Any signature page delivered by facsimile or electronic mail or pdf shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party hereto who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 18


                                         Respectfully submitted,



                                         Crescent Real Estate Equities Limited
                                         Partnership, a Delaware limited
                                         partnership

                                         By: Crescent Real Estate Equities,
                                         Ltd., a Delaware corporation, its
                                         general partner



                                         By: /s/ Jeff Stevens
                                             -----------------------------------
                                             Jeff Stevens
                                             Vice President of Finance


                                         Cedarlane Natural Foods, Inc.



                                         By: /s/ Robert Atallah
                                             -----------------------------------
                                             Robert Atallah
                                             Chief Executive Officer


     ACCEPTED BY:


     Fresh Choice, Inc.


     /s/ David E. Pertl
     ------------------------------------
     By:  David E. Pertl
          -------------------------------
     Its: Executive Vice-President - CFO
          -------------------------------

Fresh Choice, Inc.
The Official Committee
Members of the Official Committee
June 2, 2005
Page 19


     The Official Committee of Unsecured Creditors of Fresh Choice, Inc.,



     By Its Co-Chairs:


     U.S. Foodservice, Inc., Co-Chair of the Committee

     /s/ Mark H. Speiser
     ------------------------------------
     By:  Mark H. Speiser
          -------------------------------
     Its: Co-Chair of the Committee
          -------------------------------


     Northgate Mall Partnership, Co-Chair of the Committee

     /s/ Ronald Tucker
     ---------------------------------------
     By:  Ronald Tucker
          ----------------------------------
     Its: Bankruptcy Counsel/ Vice President
          ----------------------------------

                                   Exhibit A

Professional Fee Payments Budget (1)
from June 1, 2005 through August 31, 2005


                                              Debtor                                   Creditors               Bank
                --------------------------------------------------------------- -------------------------   -----------
                 Pachulski     Gray Cary    Xroads(2)    Huntley(3)  US Trustee  Sulmeyer          CRP        Sedwick
                 ---------     ---------    ------      -----------  ----------  --------          ---        -------
Quarter 3, 2005                                                      10,000.00
June              75,000.00   10,000.00     68,407.56       8,029                 45,000.00      12,000.00         -
July              50,000.00   10,000.00     68,407.56       5,196                 35,000.00      12,000.00         -
August            55,000.00   10,000.00     68,407.56    3,000.00                 25,000.00      12,000.00
Deferred Fee                               120,000.00

                ----------------------------------------------------------------------------   -----------------------------------
Total           $ 180,000.00  $ 30,000.00 $ 325,222.68 $ 16,225.00  $ 10,000.00 $ 105,000.00(4) $ 36,000.00  $     -  $ 702,447.68
                ============================================================================   ===================================



(1)  All fees and expenses are subject to approval of the Bankruptcy Court.


(2) XRoads fee calculation excludes both (i) the Discretionary Performance Fee, and (ii) the Sale Performance Fee, as defined in the XRoads engagement agreement with the Debtor. The parties reserve their respective rights with respect to payment of the Discretionary Performance Fee and the Sale Performance Fee.

(3) Huntley will incur fees in the amount of $2,196 and $5,029, respectively, if Huntley successfully re-negotiates San Bruno and Vallco leases. This fee in addition to the estimated $3,000 per month that Huntley receives in monthly fees pursuant to section 1(a) of its engagement agreement, to the extent that Huntley is requested to continue its work in June, July and August to modify existing unexpired leases of real property.

(4) This estimate does not include fees and expenses related to potential claims objections.

                                    Ehibit B

Professional Fees Incurred (1)
Accrued and unpaid through May 31, 2005 (2)


                                                                                                  Debtor
                                                                    ----------------------------------------------------------------
                                                                     Pachulski    Gray Cary      Xroads        Huntley    US Trustee
                                                                     ---------    ---------      ------        -------    ----------

25 % Holdback through November                                      $ 78,331.63   $       -    $      -      $         - $        -
25 % Holdback through December                                                     37,316.13
Reduction of 502(b)(6) claim pd at end                                                                         26,328.00
50% Holdback on Woodland Hills Fee                                                                             24,413.00
Estimated fee on Modesto (not appr. yet by court)                                                               7,837.00
Estimated Contingent fee on San Bruno (not appr. yet by court)                                                  2,500.00
Estimated Contingent Fee on San Luis Obispo (not appr. yet by court)                                           15,116.00
Estimated Contingent Fee on Bakersfield (not appr. yet by court)                                                9,735.00
50% Holdback on Lease Renegotiation Fees                                                                       36,556.00
Quarter 2, 2005                                                                                                           10,000.00
December                                                              37,687.40
January                                                               46,951.37    19,630.00           -
February                                                              55,900.36    18,570.50           -
March                                                                 65,241.62    20,045.52     68,346.65
April                                                                 54,827.00     3,461.25     68,407.56      2,141.05
May                                                                   75,000.00(3)  8,000.00(3)  68,407.56(3)   1,994.72
Estimate Through May

Total                                                               ----------------------------------------------------------------
                                                                    $ 413,939.38  $ 107,023.40 $ 205,161.77  $126,620.77 $ 10,000.00
                                                                    ================================================================


                                                                             Creditors                Bank
                                                                      --------------------------   ------------
                                                                       Sulmeyer         CRP          Sedwick
                                                                       --------         ---          -------

25 % Holdback through November                                        $       -    $         -     $         -
25 % Holdback through December                                                                               -
Reduction of 502(b)(6) claim pd at end
50% Holdback on Woodland Hills Fee
Estimated fee on Modesto (not appr. yet by court)
Estimated Contingent fee on San Bruno (not appr. yet by court)
Estimated Contingent Fee on San Luis Obispo (not appr. yet by court)
Estimated Contingent Fee on Bakersfield (not appr. yet by court)
50% Holdback on Lease Renegotiation Fees
Quarter 2, 2005
December
January
February                                                                              12,490.00
March                                                                                 12,404.00
April                                                                 138,913.86(2)   10,176.00       5,000.00(1)
May                                                                    60,000.00(3)   16,000.00(3)           -
Estimate Through May                                                                                163,000.00(1)

Total                                                                ----------------------------------------------------------
                                                                      $ 198,913.86  $ 51,070.00    $ 168,000.00   $ 1,280,729.17
                                                                     ==========================================================


(1)  All fees and expenses are subject to approval of the Bankruptcy Court.

(2) Based on amounts provided to the Debtor from the professional firms listed herein.

(3) Amounts listed in May 2005 are estimated; otherwise amounts are accrued and unpaid through April, 2005